UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2007

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2007, we announced and simultaneously closed the sale by our wholly-owned subsidiary, Blount, Inc. (“Blount”), of its Industrial Power Equipment Group -- Forestry Division (the “Forestry Division”) to Caterpillar Forest Products Inc., a wholly-owned subsidiary of Caterpillar Inc (the “Transaction”).  Blount consummated the Transaction pursuant to the Asset Purchase Agreement (the “Agreement”) dated as of November 5, 2007 by and among Caterpillar Forest Products Inc., Caterpillar Inc., Caterpillar Brasil Ltda., Blount, Inc., Blount International, Inc. and the subsidiaries of Blount International, Inc. set forth therein.

The Agreement provides for payment to Blount of consideration of approximately $77.3 million for the sale.  Such consideration is subject to certain post-closing adjustments and will be utilized to reduce debt and pay applicable taxes and transaction fees and expenses.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which we intend to file as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2007.

Prior to the closing of the Transaction, Blount utilized the Forestry Division to manufacture and distribute purpose-built timber harvesting equipment, industrial tractors and loaders.  The Forestry Division distributed its products under the Prentice, Caterpillar and CTR brand names through a network of equipment dealers that possess leading market positions in most areas in which they compete. The Forestry Division has represented approximately 20% and 6% of Blount’s revenue and operating income, respectively.

In addition, in connection with the Transaction, effective November 5, 2007, Blount entered into an amendment to its senior secured credit facility with General Electric Capital Corporation and the other lenders party thereto to, among other things, (i) permit the sale of the Forestry Division; (ii) permit one-time exclusions related to the sale of the Forestry Division and related restructuring events with respect to certain covenant ratios; (iii) authorize permitted acquisitions up to $100 million per acquisition, not to exceed $200 million over the term of the agreement; and (iv) reduce the maximum permitted senior leverage ratio from 2.75 to 2.50 times trailing 12-month adjusted EBITDA.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are presented to illustrate the estimated effects of the sale of substantially all of the assets and operations of the Forestry Division as well as repayment of debt. The unaudited pro forma condensed consolidated balance sheet is presented as if the Transaction that occurred on November 5, 2007 had occurred on September 30, 2007. The unaudited pro forma condensed consolidated statements of operations are presented as if the Transaction had occurred on January 1, 2006. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and notes thereto appearing in our annual report on Form 10-K for the year ended December 31, 2006, and our unaudited condensed consolidated financial statements and notes thereto appearing in our quarterly report on Form 10-Q for the nine months ended September 30, 2007.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the financial condition and results of operations that would have been achieved had the sale and repayment of debt for which we are giving pro forma effect actually occurred on the dates referred to above or the financial condition and results of operations that may be expected in the future. Such information has been prepared based upon currently available information and assumptions that our management believes are reasonable. Such currently available information and assumptions may prove to be inaccurate over time.

Blount International, Inc. and Subsidiaries

Pro Forma Unaudited Consolidated Balance Sheets

As of September 30, 2007

	Pro Forma Adjustments
(Amounts in thousands)	Historical	Sale of Forestry Division (a)		Debt Payment (d)	Pro forma
Assets
Current assets
Cash and cash equivalents	$33,623	$73,600		$(32,850)	$74,373
Accounts receivable, net	93,887	(19,452)		—	74,435
Inventories, net	90,262	(23,194)		—	67,068
Deferred income taxes	14,925	(4,118	)(b)	—	10,807
Other current assets	11,938	2,498		—	14,436
Total current assets	244,635	29,334		(32,850)	241,119
Property, plant & equipment, net	99,835	(9,717)		—	90,118
Goodwill	71,892	(22,908)		—	48,984
Deferred financing costs	11,633	—		600	12,233
Deferred income taxes	18,688	1,162	(b)	—	19,850
Assets held for sale	1,500	—		—	1,500
Other Assets	24,240	6,110		—	30,350
Total Assets	$472,423	$3,981		$(32,250)	$444,154

Liabilities and Stockholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$1,500	$—		$—	$1,500
Accounts payable	38,657	(12,451)		—	26,206
Accrued expenses	64,266	10,222	(c)	—	74,488
Deferred income taxes	126	—		—	126
Total current liabilities	104,549	(2,229)		—	102,320
Long-term debt, excluding current maturities	353,500	—		(32,250)	321,250
Deferred income taxes	898	—		—	898
Employee benefit obligations	58,649	(2,800)		—	55,849
Other liabilities	32,915	—		—	32,915
Total liabilities	550,511	(5,029)		(32,250)	513,232
Commitments and contingent liabilities
Total stockholders’ deficit	(78,088)	9,010		—	(69,078)
Total Liabilities and Stockholders’ Deficit	$472,423	$3,981		$(32,250)	$444,154

(a)

Reflects the elimination of assets sold and liabilities assumed in connection with the sale of the Company’s Forestry Division to Caterpillar on November 5, 2007, as if the transaction occurred on September 30, 2007. Assumes pro forma cash proceeds of $77.9 million, including amounts set aside under escrow agreements, and accrual of income taxes and transaction costs.

(b)	To record effect on deferred taxes related to the sale of the Forestry Division.

(c)	To show unpaid transaction fees and taxes, less other accrued expenses assumed by Caterpillar.

(d)	To show usage of gross proceeds for the payment of debt and amendment of credit agreements.

Blount International, Inc. and Subsidiaries

Pro Forma Unaudited Consolidated Statements of Income

Nine Months Ended September 30, 2007

	Pro Forma Adjustments
(Amounts in thousands, except per share data)	Historical	Forestry Division (a)	Other		Pro forma
Sales	$481,349	$99,761	$2,161	(b)	$383,749
Cost of sales	331,603	80,298	2,187	(b)	253,492
Gross profit	149,746	19,463	(26)		130,257
Selling, general and administrative expenses	86,929	15,625	—		71,304
Operating income (loss)	62,817	3,838	(26)		58,953
Interest income	872	53	—		819
Interest expense	(25,260)	(1)	3,170	(d)	(22,089)
Other income (expense), net	715	—	—		715
Income from continuing operations before income taxes	39,144	3,890	3,144		38,398
Provision for income taxes	13,800	1,494	1,207	(c)	13,513
Income from continuing operations	$25,344	$2,396	$1,937		$24,885

Basic income per share:	$0.53				$0.53

Diluted income per share:	$0.53				$0.52

Weigted average shares used in per share calculations:
Basic	47,276				47,276
Diluted	48,068				48,068

(a)

Represents exclusion of the results of operations of the Forestry Division. A nonrecurring pro forma gain has not been included in the pro forma income statement. The actual gain, when determined, will be reported within discontinued operations in the historical income statement in the Company's annual report onForm 10-K for the year ending December 31, 2007.

(b)	To recognize intercompany sale of product between other business units and the Forestry Division.

(c)	To record the impact of the pre-tax pro forma adjustments at the statutory tax rate.

(d)	To give effect to a pro forma debt pay-down and a related reduction of interest expense.

Blount International, Inc. and Subsidiaries

Pro Forma Unaudited Consolidated Statements of Income

Year Ended December 31, 2006

	Pro Forma Adjustments
(Amounts in thousands, except per share data)	Historical	Forestry Division (a)	Other		Pro forma
Sales	$651,064	$167,316	$3,543	(b)	$487,291
Cost of sales	446,636	136,546	3,493	(b)	313,583
Gross profit	204,428	30,770	50		173,708
Selling, general and administrative expenses	111,197	21,033	—		90,164
Retirement plan redesign	3,747	—	—		3,747
Plant closure costs	1,216	1,216	—		—
Operating income	88,268	8,521	50		79,797
Interest income	381	3	—		378
Interest expense	(35,782)	—	2,871	(d)	(32,911)
Other income (expense), net	1,549	214	—		1,335
Income from continuing operations before income taxes	54,416	8,738	2,921		48,599
Provision for income taxes	16,349	2,777	928	(c)	14,500
Income from continuing operations	$38,067	$5,961	$1,993		$34,099

Basic income per share:	$0.81				$0.72

Diluted income per share:	$0.80				$0.71

Weigted average shares used in per share calculations:
Basic	47,145				47,145
Diluted	47,868				47,868

(a)

Represents exclusion of the results of operations of the Forestry Division. A nonrecurring pro forma gain has not been included in the pro forma income statement. The actual gain, when determined, will be reported within discontinued operations in the historical income statement in the Company's annual report on Form 10-K for the year ending December 31, 2007.

(b)	To recognize intercompany sale of product between other business units and the Forestry Division.

(c)	To record the impact of the pre-tax pro forma adjustments at the statutory tax rate.

(d)	To give effect to a pro forma debt pay-down and a related reduction of interest expense.

Blount International, Inc. and Subsidiaries

Pro Forma Unaudited Consolidated Statements of Income

Year Ended December 31, 2005

	Pro Forma Adjustments
(Amounts in thousands, except per share data)	Historical	Forestry Division (a)	Other		Pro forma
Sales	$702,256	$227,490	$3,470	(b)	$478,236
Cost of sales	474,171	180,462	3,459	(b)	297,168
Gross profit	228,085	47,028	11		181,068
Selling, general and administrative expenses	110,294	20,840	0		89,454
Operating income	117,791	26,188	11		91,614
Interest income	622	—	—		622
Interest expense	(37,329)	—	3,177	(d)	(34,152)
Other income (expense), net	(905)	58	—		(963)
Income from continuing operations before income taxes	80,179	26,246	3,188		57,121
Provision (benefit) for income taxes	(24,528)	9,543	1,159	(c)	(32,912)
Income from continuing operations	$104,707	$16,703	$2,029		$90,033

Basic income per share:	$2.27				$1.95

Diluted income per share:	$2.20				$1.89

Weigted average shares used in per share calculations:
Basic	46,094				46,094
Diluted	47,535				47,535

(a)

Represents exclusion of the results of operations of the Forestry Division. A nonrecurring pro forma gain has not been included in the pro forma income statement.  The actual gain, when determined, will be reported within discontinued operations in the historical income statement in the Company's annual report on Form 10-K for the year ending December 31, 2007.

(b)	To recognize intercompany sale of product between other business units and the Forestry Division.

(c)	To record the impact of the pre-tax pro forma adjustments at the statutory tax rate.

(d)	To give effect to a pro forma debt pay-down and a related reduction of interest expense.

Blount International, Inc. and Subsidiaries

Pro Forma Unaudited Consolidated Statements of Income

Year Ended December 31, 2004

	Pro Forma Adjustments
(Amounts in thousands, except per share data)	Historical	Forestry Division (a)	Other		Pro forma
Sales	$642,975	$201,974	$3,789	(b)	$444,790
Cost of sales	422,068	158,590	3,751	(b)	267,229
Gross profit	220,907	43,384	38		177,561
Selling, general and administrative expenses	109,590	21,291	—		88,299
Operating income	111,317	22,093	38		89,262
Interest income	2,272	—	—		2,272
Interest expense	(61,280)	11	2,462	(d)	(58,829)
Other income (expense), net	(39,703)	3,942	—		(43,645)
Income from continuing operations before income taxes	12,606	26,046	2,500		(10,940)
Provision (benefit) for income taxes	8,058	10,004	960	(c)	(986)
Income from continuing operations	$4,548	$16,042	$1,540		$(9,954)

Basic income (loss) per share:	$0.12				$(0.27)

Diluted income (loss) per share:	$0.12				$(0.27)

Weigted average shares used in per share calculations:
Basic	36,413				36,413
Diluted	38,474				36,413

(a)

Represents exclusion of the results of operations of the Forestry Division. A nonrecurring pro forma gain has not been included in the pro forma income statement.  The actual gain, when determined, will be reported within discontinued operations in the historical income statement in the Company's annual report on Form 10-K for the year ending December 31, 2007.

(b)	To recognize intercompany sale of product between other business units and the Forestry Division.

(c)	To record the impact of the pre-tax pro forma adjustments at the statutory tax rate.

(d)	To give effect to a pro forma debt pay-down and a related reduction of interest expense.

(d) Exhibits:

4.1

Fifth Amendment to Amended and Restated Credit Agreement dated as of November 5, 2007, by and among Blount Inc., Gear Products, Inc., Omark Properties, Inc., Windsor Forestry Tools LLC (as “Borrowers”), the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as a Lender and as Agent, with the other Lenders party thereto.

99.1	Press release dated November 5, 2007 issued by Blount International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Calvin E. Jenness
Calvin E. Jenness
Senior Vice President and
Chief Financial Officer

Dated:  November 9, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Fifth Amendment to Amended and Restated Credit Agreement dated as of November 5, 2007, by and among Blount Inc., Gear Products, Inc., Omark Properties, Inc., Windsor Forestry Tools LLC (as “Borrowers”), the other credit parties signatory thereto, General Electric Capital Corporation, for itself, as a Lender and as Agent, with the other Lenders party thereto.

99.1	Press release dated November 5, 2007 issued by Blount International, Inc.